Exhibit 1.1
Execution Version
REGENCY ENERGY PARTNERS LP
REGENCY ENERGY FINANCE CORP.
UNDERWRITING AGREEMENT
dated October 13, 2010
Banc of America Securities LLC
RBS Securities Inc.
Citigroup Global Markets Inc.
Credit Suisse Securities (USA) LLC
Morgan Stanley & Co. Incorporated
Wells Fargo Securities, LLC
Deutsche Bank Securities Inc.
SunTrust Robinson Humphrey, Inc.

Underwriting Agreement
October 13, 2010
BANC OF AMERICA SECURITIES LLC
One Bryant Park
New York, NY 10036
     As Representative of the several Underwriters
Ladies and Gentlemen:
          Introductory. Regency Energy Partners LP, a Delaware limited partnership (the “Partnership”), and Regency Energy Finance Corp., a Delaware corporation (“Finance Corp.” and, together with the Partnership, the “Issuers”), propose to issue and sell to the several underwriters named in Schedule A hereto (the “Underwriters”), for whom you (the “Representative”) are acting as representative, $600,000,000 principal amount of its 6 7/8% Senior Notes due 2018 (the “Notes”). The Notes will be guaranteed (collectively, the “Guarantees”) by each of the subsidiary guarantors named in Schedule B hereto (the “Guarantors”). The Notes and the Guarantees are collectively referred to herein as the “Securities.” The Securities will be issued pursuant to an indenture to be dated as of the Closing Date (as defined in Section 4 hereof) (the “Base Indenture”), among the Issuers, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”). Certain terms of the Securities will be established pursuant to a supplemental indenture to be dated as of the Closing Date (the “Supplemental Indenture”) to the Base Indenture (together with the Base Indenture, the “Indenture”). The use of the neuter in this Underwriting Agreement (the “Agreement”) shall include the feminine and masculine wherever appropriate.
          Regency GP LP, a Delaware limited partnership (the “General Partner”), serves as the general partner of the Partnership and Regency GP LLC, a Delaware limited liability company (“GP LLC”), serves as the general partner of the General Partner. The Partnership is the sole limited partner of Regency Gas Services LP, a Delaware limited partnership (the “Operating Partnership”), and the sole member of Regency OLP GP LLC, a Delaware limited liability company (the “Operating Partnership GP”), which serves as the general partner of the Operating Partnership. ETE GP Acquirer LLC (“ETE Acquirer”), a Delaware limited liability company and a wholly owned subsidiary of Energy Transfer Equity, L.P., a Delaware limited partnership (“ETE”), is the sole owner of all of the membership interests in GP LLC and is the sole limited partner of the General Partner. Each of Finance Corp., Regency Liquids Pipeline LLC, a Delaware limited liability company, Regency Field Services LLC, a Delaware limited liability company, Gulf States Transmission Corporation, a Louisiana corporation, Regency Gas Marketing LLC, a Delaware limited liability company, Regency Gas Utility LLC, a Delaware limited liability company, Pueblo Holdings Inc., a Delaware corporation, FrontStreet Hugoton, LLC, a Delaware limited liability company, CDM Resource Management LLC, a Delaware limited liability company, Palafox Joint Venture, a Texas general partnership, Pueblo Midstream Gas Corporation, a Texas corporation, WGP-KHC LLC, a Delaware limited liability company, Edwards Lime Gathering LLC, a Texas limited liability company (“Edwards Lime Gathering”), Regency Haynesville Intrastate Gas LLC, a Delaware limited liability company, RIGS Haynesville

Partnership Co., a Delaware general partnership (“RIGS HPC”), RIGS GP LLC, a Delaware limited liability company (“RIGS GP”), Regency Intrastate Gas LP, a Delaware limited partnership (“Regency Intrastate LP”), Regency Midcontinent Express LLC, a Delaware limited liability company, Regency Midcontinent Express Pipeline I LLC, a Delaware limited liability company, Midcontinent Express Pipeline LLC, a Delaware limited liability company (“MEP”), and Regency Zephyr LLC, a Delaware limited liability, is sometimes referred to herein individually as a “Subsidiary” and collectively as the “Subsidiaries.”
          The Partnership, the General Partner and GP LLC are sometimes referred to herein collectively as the “Regency Entities.” The Partnership, the General Partner, GP LLC, the Operating Partnership and the Operating Partnership GP are sometimes referred to herein collectively as the “Regency Parties.” The Partnership, the General Partner, GP LLC, the Operating Partnership, the Operating Partnership GP and the Subsidiaries are sometimes referred to herein collectively as the “Partnership Entities.”
     1. Representations and Warranties. The Issuers and each Guarantor, jointly and severally, represent and warrant to, and agree with, each of the Underwriters as of the date hereof that:
     (a) The Issuers have prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-169901), which contains a base prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of the Securities. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, at each time of effectiveness under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B or 430C under the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), is called the “Registration Statement.” Any preliminary prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b), together with the Base Prospectus, is hereafter called a “Preliminary Prospectus.” The term “Prospectus” shall mean the final prospectus supplement relating to the Securities that is first filed pursuant to Rule 424(b) after the date and time that this Agreement is executed and delivered by the parties hereto, including the Base Prospectus. Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Exchange Act, and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Partnership filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement.
     (b) Compliance with Registration Requirements. The Issuers meet the requirements for use of Form S-3 under the Securities Act. The Registration Statement has become effective upon filing with the Commission under the Securities Act. No stop order suspending the effectiveness of the Registration Statement is in effect, the Commission has not issued any order or notice preventing or suspending the use of the Registration Statement, any Preliminary Prospectus or the Prospectus and no proceedings for such purpose or pursuant to Section 8A of the Securities Act have been instituted or are pending or, to the best knowledge of the Issuers and the Guarantors, are contemplated or threatened by the Commission.
     Each of the Preliminary Prospectus and the Prospectus when filed complied in all material respects with the Securities Act. Each of the Registration Statement and any post-effective amendment thereto, at each time of effectiveness, at the date hereof and at the Closing Date, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date, at the time of any filing pursuant to Rule 424(b) and, at the Closing Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the Preliminary Prospectus or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Issuers in writing by the Representative expressly for use therein, it being understood and agreed that the only such information furnished by the Representative consists of the information described as such in Section 8(b) hereof.
     The documents incorporated by reference in the Registration Statement, the Disclosure Package (as defined herein) and the Prospectus, when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act. Any further documents so filed and incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus or any further amendment or supplement thereto, when such documents are filed with the Commission will conform in all material respects to the requirements of the Exchange Act. All documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, as of their respective dates, when taken together with the other information in the Disclosure Package, at the Applicable Time and, when taken together with the other information in the Prospectus, at the Closing Date, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (c) Well-Known Seasoned Issuer. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Partnership or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the Securities Act, and (iv) at the Applicable Time (with such date and time being used as the determination date for purposes of this clause (iv)), the Partnership was and is a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the Closing Date; the Partnership has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form; and the Partnership has not otherwise ceased to be eligible to use the automatic shelf registration form.
     (d) Disclosure Package. The term “Disclosure Package” shall mean (i) the Base Prospectus, including any Preliminary Prospectus, if any, as amended or supplemented, (ii) the issuer free writing prospectuses as defined in Rule 433 of the Securities Act (each, an “Issuer Free Writing Prospectus”), if any, identified in Schedule C hereto, (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package and (iv) the Final Term Sheet (as defined herein), which also shall be identified in Schedule C hereto. As of 4:30 p.m. (Eastern time) on the date of this Agreement (the “Applicable Time”), the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Issuers by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.
     (e) Issuers Not Ineligible Issuers. (i) At the earliest time after the filing of the Registration Statement relating to the Securities that the Issuers or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act and (ii) as of the Applicable Time (with such date being used as the determination date for purposes of this clause (ii)), neither of the Issuers was an “ineligible issuer” (as defined in Rule 405 of the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 of the Securities Act that it is not necessary that either of the Issuers be considered an “ineligible issuer.”

     (f) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offering of Securities under this Agreement or until any earlier date that the Issuers notified or notify the Representative as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Disclosure Package or the Prospectus. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Disclosure Package or the Prospectus, the Issuers have promptly notified or will promptly notify the Representative and have promptly amended or supplemented or will promptly amend or supplement, at their own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict. Any Issuer Free Writing Prospectus not identified on Schedule C, when taken together with the Disclosure Package, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing three sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Issuers by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.
     (g) Distribution of Offering Material by the Issuers and the Guarantors. Neither the Issuers nor any Guarantor has distributed or will distribute, prior to the later of the Closing Date and the completion of the Underwriters’ distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than the Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus reviewed and consented to by the Representative.
     (h) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.
     (i) No Material Adverse Change. Except as otherwise disclosed in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change in the condition (financial or otherwise), earnings, business, properties, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Partnership and its subsidiaries, considered as one entity (any such change is called a “Material Adverse Change”); (ii) the Partnership and its subsidiaries, considered as one entity, have not incurred any liability or obligation, indirect, direct or contingent, nor entered into any material transaction or agreement, in each case, that is material to the Partnership and its subsidiaries taken as a whole; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Partnership or, except for dividends paid to the Partnership or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Partnership or any of its subsidiaries of any class of capital stock.
     (j) Incorporation and Good Standing of the Partnership and Its Subsidiaries.
     (i) Each of the Regency Parties and Regency Finance has been duly formed and is validly existing as a limited partnership, limited liability company or corporation, as the case may be, is in good standing under the laws of its jurisdiction of formation or incorporation, with full limited partnership, limited liability company or corporate power and authority, as applicable, to own, lease and operate its properties and conduct its business as described in the Registration Statement, Preliminary Prospectus and the Prospectus.
     (ii) Each of the Regency Parties and Regency Finance is duly registered or qualified to do business and is in good standing as a foreign limited partnership, limited liability company or corporation, as the case may be, in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so registered or qualified and in good standing would not, individually or in the aggregate, (i) have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Partnership Entities taken as a whole (a “Material Adverse Effect”) or (ii) subject the limited partners of the Partnership to any material liability or disability.
     (k) Capitalization. The authorized, issued and outstanding capitalization of the Partnership is as set forth in the Disclosure Package and the Prospectus under the caption “Capitalization” (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the Disclosure Package and the Prospectus or upon exercise of outstanding options or warrants described in the Disclosure Package and the Prospectus, as the case may be).
     (l) Ownership of the General Partner Interest in the Partnership. The General Partner is the sole general partner of the Partnership, with a 2.0% general partner interest in the Partnership; such general partner interest is duly authorized and validly issued in accordance with the limited partnership agreement of the Partnership (as the same may be amended at or prior to the Closing Date, if applicable, the “Partnership Agreement”); and the General Partner owns such general partner interest free and clear of all liens, encumbrances (except for restrictions on transferability contained in Section 4.8 of the Partnership Agreement and as otherwise described in the Registration Statement, Preliminary Prospectus and the Prospectus), security interests, equities, charges or claims.
     (m) Ownership of Certain Partnership Interests in the Partnership. The limited partners of the Partnership own 137,166,378 common units of the Partnership, representing an approximate 98% limited partner interest in the Partnership (the “Common

Units”), and 4,371,586 Series A Cumulative Convertible Preferred Units (“Series A Units”), which Series A Units are convertible into Common Units at an initial conversion price of $18.30 per unit, subject to adjustment.
     (n) Ownership of the Subsidiaries. At the Closing Date, other than Edwards Lime Gathering, of which the Partnership owns 60% of the outstanding limited liability company interests, RIGS HPC, of which the Partnership indirectly owns 49.99% of the outstanding partnership interests, RIGS GP and Regency Intrastate LP, which are wholly owned, directly or indirectly, by RIGS HPC, and MEP, of which the Partnership owns, directly or indirectly, 49.9% of the outstanding limited liability company interests, the Partnership owns 100% of the outstanding partnership interests, limited liability company interests or capital stock, as the case may be, in the Operating Partnership, the Operating Partnership GP and each of the Subsidiaries (collectively, the “Operating Subsidiaries”) free and clear of all liens, encumbrances, security interests, equities, charges and claims, except for liens created pursuant to the Fifth Amended and Restated Credit Agreement, effective as of March 4, 2010 (as amended), by and among the Operating Partnership, as Borrower, the Partnership and the other guarantors named therein and the lenders party thereto (the “Credit Agreement”). At the Closing Date, such ownership interests will be duly authorized and validly issued in accordance with the organizational documents of the respective Operating Subsidiaries, and will be fully paid (to the extent required under their respective organizational documents) and nonassessable (except as such nonassessability may be affected by Section 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”), in the case of a Delaware limited liability company, or Sections 17-303, 17-607 and 17-804 of the Delaware LP Act in the case of a Delaware limited partnership). At the Closing Date, in the case of an Operating Subsidiary that is a limited partnership, the general partner interests therein will be duly authorized and validly issued in accordance with the limited partnership agreements of the respective Operating Subsidiaries.
     (o) Ownership of Partnership Interests in the General Partner. At the Closing Date, GP LLC will own .001% of the outstanding general partner interests in the General Partner and ETE Acquirer will own 99.999% of the outstanding limited partner interests in the General Partner; at the Closing Date, all of such interests in the General Partner will be duly authorized and validly issued in accordance with the partnership agreement of the General Partner (as the same may be amended at or prior to the Closing Date, the “General Partner LP Agreement”) and will be fully paid (to the extent required under the General Partner LP Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303,17-607 and 17-804 of the Delaware LP Act); and at the Closing Date, GP LLC and ETE Acquirer will own such partnership interests free and clear of all liens, encumbrances, security interests, equities, charges or claims, except for liens created pursuant to the Credit Agreement dated as of September 20, 2010 among ETE, Credit Suisse AG, as the administrative agent, and the lenders party thereto (the “ETE Credit Agreement”).

     (p) Ownership of Limited Liability Company Interests in GP LLC. At the Closing Date, ETE Acquirer will own 100% of the outstanding limited liability company interests in GP LLC; at the Closing Date, all of such interests will be duly authorized and validly issued in accordance with the limited liability company agreement of GP LLC (as the same may be amended at or prior to the Closing Date, the “GP LLC Agreement”) and will be fully paid (to the extent required under the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 and 18-804 of the Delaware LLC Act); and at the Closing Date, ETE Acquirer will own such limited liability company interests free and clear of all liens, encumbrances, security interests, equities, charges or claims except for liens created pursuant to the ETE Credit Agreement.
     (q) No Other Subsidiaries. Other than its direct or indirect ownership interests in the Operating Subsidiaries, the Partnership does not own, and at the Closing Date will not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.
     (r) The Securities. The Notes to be purchased by the Underwriters from the Issuers are in the form contemplated by the Indenture, have been duly authorized by the Issuers for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by the Issuers and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Issuers, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and will be entitled to the benefits of the Indenture. The Guarantees are in the respective forms contemplated by the Indenture, have been duly authorized by the Guarantors for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by each of the Guarantors and, when the Notes have been authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Guarantors, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles, and will be entitled to the benefits of the Indenture.
     (s) The Indenture. The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended. The Indenture has been duly authorized by the Issuers and the Guarantors and, at the Closing Date, will have been duly executed and delivered by the Issuers and the Guarantors and will constitute a valid and binding agreement of the Issuers and the Guarantors, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

     (t) Description of Documents. The Securities and the Indenture will conform in all material respects to the descriptions thereof in the Disclosure Package and the Prospectus under the captions “Description of the Notes” and “Description of Our Debt Securities.”
     (u) Regulations T, U and X. None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System.
     (v) Non-Violation of Existing Instruments. No Partnership Entity is (i) in violation of its formation, governing or other organizational documents, or (ii) in breach or in violation of or in default under (nor has any event occurred which with notice, lapse of time or both, would result in any breach or violation of, constitute a default under) or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected, except as disclosed in the Registration Statement, the Preliminary Prospectus and the Prospectus and, in the case of clause (ii) above, for any such breach, violation, default or acceleration that would not have a Material Adverse Effect. The execution, delivery and performance of this Agreement by the Issuers and the Guarantors and the consummation of the transactions contemplated hereby will not (A) conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both, would result in any breach or violation of or constitute a default under) the organizational documents of any of the Partnership Entities, or any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the any of the Partnership Entities, except as disclosed in the Registration Statement, the Preliminary Prospectus, the Prospectus and any Permitted Free Writing Prospectus or (B) conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both, would result in any breach or violation of or constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which any Partnership Entity is a party or by which any of them or any of their respective properties may be bound or affected, except as disclosed in the Registration Statement, the Preliminary Prospectus and the Prospectus and for any such breach, violation or default that would not have a Material Adverse Effect.
     (w) No Further Authorizations or Approvals Required. Except for any approvals, authorizations, consents, orders or filings that, if not obtained or made, would not have a Material Adverse Effect, no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the Issuers’ or any Guarantor’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby, other than registration of the offer and sale of the Securities under the Securities Act, which has been or will be effected, and any necessary qualification under applicable securities or blue sky laws or under the rules and regulations of the Financial Industry Regulatory Authority, formerly known as the National Association of Securities Dealers, Inc. (“FINRA”).
     (x) No Material Actions or Proceedings. Except as described in the Registration Statement, the Preliminary Prospectus and the Prospectus, there are no actions, suits, claims, investigations or proceedings pending or, to the knowledge of the management of GP LLC after due inquiry, threatened, to which any of the Partnership Entities or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, except any such actions, suits, claims, investigations or proceedings that would not result in any judgments, decrees or orders having, individually or in the aggregate, a Material Adverse Effect or preventing consummation of the transactions contemplated hereby.
     (y) Independent Accountants. (i) KPMG LLP, whose reports on the consolidated financial statements of the Partnership and the General Partner are included or incorporated by reference in the Registration Statement, the Preliminary Prospectus, the Prospectus or the Permitted Free Writing Prospectuses, if any, containing an audit report, are independent registered public accountants as required by the Securities Act and by the rules of the Public Company Accounting Oversight Board (“PCAOB”); and (ii) PricewaterhouseCoopers, whose reports on the consolidated financial statements of MEP are included or incorporated by reference in the Registration Statement, the Preliminary Prospectus, the Prospectus or the Permitted Free Writing Prospectuses, if any, containing an audit report, are independent registered public accountants as required by the Securities Act and by the rules of the PCAOB.
     (z) Preparation of Financial Statements. The financial statements included or incorporated by reference in the Registration Statement, the Preliminary Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, together with the related notes and schedules, present fairly the consolidated financial positions of the entities purported to be shown thereby as of the dates indicated and the consolidated results of operations, cash flows and changes in partners’ equity of such entities for the periods specified and have been prepared in all material respects in compliance with the requirements of the Securities Act and Exchange Act and in conformity with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved, except to the extent disclosed therein; all pro forma financial statements or data included or incorporated by reference in the Registration Statement, the Preliminary Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, comply in all material respects with the requirements of the Securities Act (including, without limitation, Regulation S-X under the Securities Act) and the Exchange Act (including, without limitation, Regulation G under the Securities Act), Item 10 under Regulation S-K and Financial Accounting Standards Board Interpretation No. 46, and the assumptions used in the preparation of such pro forma financial statements and data are, in the judgment of the management of GP LLC, reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data; the other financial and statistical data contained or incorporated by reference in the Registration Statement, the Preliminary Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Partnership Entities; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus that are not included or incorporated by reference as required.
     (aa) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Issuers and each Guarantor.
     (bb) Intellectual Property Rights. The Partnership Entities own, or have obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, service names, copyrights, trade secrets and other proprietary information described in the Registration Statement, the Preliminary Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, as being owned or licensed by them or which are necessary for the conduct of their respective businesses, except where the failure to own, license or have such rights would not, individually or in the aggregate, have a Material Adverse Effect.
     (cc) All Necessary Permits, etc. Each of the Partnership Entities has, or at the Closing Date will have, all licenses, authorizations, consents and approvals of governmental or regulatory authorities (“permits”) as are necessary to own or lease its properties and to conduct its business in the manner described in the Registration Statement, the Preliminary Prospectus, the Prospectus and any Permitted Free Writing Prospectus, subject to such qualifications as may be set forth in the Registration Statement, the Preliminary Prospectus and the Prospectus and except for such permits that, if not obtained, would not have a Material Adverse Effect; none of the Partnership Entities is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such permits, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.
     (dd) Title to Properties. At the Closing Date, each Operating Subsidiary will have good and indefeasible title to all real property (excluding easements or rights-of-way) and good and marketable title to all personal property described in the Registration Statement, the Preliminary Prospectus, the Prospectus and the Permitted Free Writing

Prospectuses, if any, as being owned by each of them, which real and personal property shall be free and clear of all liens, encumbrances, security interests, equities, charges or claims, except (i) as described, and subject to the limitations contained, in the Registration Statement, the Preliminary Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, (ii) that arise under or are expressly permitted by the Credit Agreement, or (iii) as do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described in the Registration Statement, the Preliminary Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any. All the real and personal property described in the Registration Statement, the Preliminary Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, as being held under lease by any of the Partnership Entities is held thereby under valid, subsisting and enforceable leases and with such exceptions as do not materially interfere with the use of such properties in the manner in which such properties are used in the business of the Partnership as described in the Registration Statement, the Preliminary Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any.
     (ee) Rights-of-Way. At the Closing Date, each of the Partnership Entities will have such consents, easements, rights-of-way, permits or licenses from each person (collectively, “rights-of-way”) as are necessary to conduct its business in the manner described, and subject to the limitations contained, in the Registration Statement, the Preliminary Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, except for (i) qualifications, reservations and encumbrances as may be set forth in the Prospectus or that would not have a Material Adverse Effect and (ii) such rights-of-way that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; other than as set forth, and subject to the limitations contained, in the Registration Statement, the Preliminary Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, each of the Partnership Entities has, or at the Closing Date, following consummation of the transactions contemplated hereby will have, fulfilled and performed, in all material respects, its obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments, individually or in the aggregate, that would not have a Material Adverse Effect; and, except as described in the Registration Statement, the Preliminary Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, none of such rights-of-way contains any restriction that is materially burdensome to the Partnership Entities, taken as a whole.
     (ff) Tax Law Compliance. All material tax returns required to be filed by the Partnership Entities have been filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been paid, other than those (i) that are being contested in good faith and for which adequate reserves have been provided or (ii) that, if not paid, would not have a Material Adverse Effect.

     (gg) Partnership Not an “Investment Company.” None of the Partnership Entities is, or after receipt of payment for the Securities and the application of the proceeds thereof as contemplated under the caption “Use of Proceeds” in each of the Preliminary Prospectus and the Prospectus will be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).
     (hh) Insurance. The Partnership Entities maintain insurance covering their properties, operations, personnel and businesses as the Partnership deems reasonably adequate; such insurance insures against such losses and risks to an extent which is reasonably adequate in accordance with customary industry practice to protect the Partnership Entities and their businesses. All such insurance is fully in force on the date hereof and will be fully in force at the Closing Date.
     (ii) Contracts and Agreements. Except as disclosed in the Registration Statement, the Preliminary Prospectus and the Prospectus, the Partnership Entities have not sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in, or filed as an exhibit to, the Registration Statement or any Incorporated Documents, the Preliminary Prospectus, the Prospectus or the Permitted Free Writing Prospectuses, if any, and no such termination or non-renewal has been threatened by the Partnership Entities or, to the knowledge of any Partnership Entity, any other party to any such contract or agreement.
     (jj) No Restrictions on Dividends. No Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Partnership, from making any other distribution on such Subsidiary’s shares of capital stock or other ownership interests, from repaying to the Partnership any loans or advances to such Subsidiary from the Partnership or from transferring any of such Subsidiary’s property or assets to the Partnership or any other Subsidiary of the Partnership, except as described in or contemplated by the Disclosure Package and the Prospectus.
     (kk) Solvency. The Issuers and the Guarantors taken as a whole are, and immediately after the Closing Date will be, Solvent. As used herein, the term “Solvent” means, with respect to any person on a particular date, that on such date (i) the fair market value of the assets of such person is greater than the total amount of liabilities (including contingent liabilities) of such person, (ii) the present fair salable value of the assets of such person is greater than the amount that will be required to pay the probable liabilities of such person on its debts as they become absolute and matured, (iii) such person is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (iv) such person does not have unreasonably small capital.
     (ll) No Price Stabilization or Manipulation. No Regency Party has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Securities.

     (mm) Disclosure of Certain Items. All legal or governmental proceedings, affiliate transactions, off-balance sheet transactions, contracts, licenses, agreements, leases or documents of a character required to be described in the Registration Statement, the Preliminary Prospectus and the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required.
     (nn) Sarbanes-Oxley Compliance; Disclosure Controls. The Partnership has taken all necessary actions to ensure that the Partnership Entities and their respective officers and directors, in their capacities as such, are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations of the Commission and the NASDAQ promulgated thereunder, including, but not limited to, establishing and maintaining and evaluating “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Partnership is made known to the President and Chief Executive Officer of GP LLC and its Chief Financial Officer by others within the Partnership, the General Partner and GP LLC, and such disclosure controls and procedures are effective to perform the functions for which they were established.
     (oo) Internal Controls and Procedures. The Partnership Entities maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     (pp) No Unlawful Contributions or Other Payments. Neither the Partnership nor any of its Subsidiaries nor, to the knowledge of the Issuers and the Guarantors, any director, officer, agent, employee or affiliate of the Partnership or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Partnership, its Subsidiaries and, to the knowledge of the Issuers and the Guarantors, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. “FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.
     (qq) No Conflict with Money Laundering Laws. The operations of the Partnership and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Partnership or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Issuers and the Guarantors, threatened.
     (rr) No Conflict with OFAC Laws.
     (i) None of the Partnership Entities, nor any director, officer or employee thereof, nor, to the knowledge of the Regency Parties, any agent, affiliate or representative of the Partnership Entities, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:
     (a) the subject of any sanctions (“Sanctions”) administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, nor
     (b) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria).
     (ii) The Partnership Entities will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:
     (a) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or
     (b) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).
     (iii) For the past 5 years, the Partnership Entities have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

     (ss) Compliance with and Liability Under Environmental Laws. Except as described in the Registration Statement, the Preliminary Prospectus and the Prospectus, each of the Partnership Entities and its properties, assets and operations are in compliance with, and hold all permits, authorizations and approvals required under, Environmental Laws (as defined herein), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; except as disclosed in the Registration Statement, the Preliminary Prospectus and the Prospectus, there are no past, present or, to the Issuers’ knowledge, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any costs or liabilities to any Partnership Entity under any Environmental Law or any actual or alleged release or threatened release or clean up at any location of any Hazardous Materials, except as would not, individually or in the aggregate, have a Material Adverse Effect; except as disclosed in the Registration Statement, the Preliminary Prospectus and the Prospectus and except as would not, individually or in the aggregate, have a Material Adverse Effect, no Partnership Entity (i) is the subject of any investigation, (ii) has received any notice or claim, (iii) is a party to or affected by any pending or, to the knowledge of any Partnership Entity, threatened action, suit or proceeding, (iv) is bound by any judgment, decree or order or (v) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials. As used herein, “Environmental Law” means any federal, state or local laws or regulations relating to the protection of human health and safety and the environment, including those imposing liability or standards of conduct concerning any Hazardous Materials, and “Hazardous Materials” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.
     (tt) Periodic Review of Costs of Environmental Compliance. In the ordinary course of its business, the Partnership Entities conduct a periodic review of the effect of the Environmental Laws on their business, operations and properties, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with the Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties).
     (uu) ERISA Compliance and Labor Matters. Except for matters that would not, individually or in the aggregate, have a Material Adverse Effect on the Partnership Entities taken as a whole, (i) there is (A) no unfair labor practice complaint pending or, to the Issuers’ knowledge, threatened against any of the Partnership Entities, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the Issuers’ knowledge, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Issuers’ knowledge, threatened against any of the Partnership Entities, (C) no union representation dispute currently existing concerning the employees of any of the Partnership Entities, (D) no current or past violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) or the rules and regulations promulgated thereunder concerning the employees of any of the Partnership Entities and (E) to the Issuers’ knowledge, no union organizing activities are currently taking place concerning the employees of any of the Partnership Entities.
     (vv) Brokers. Other than the underwriting discount pursuant to Section 2 of this Agreement, there is no broker, finder or other party that is entitled to receive from the Issuers any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.
     (ww) No Outstanding Loans or Other Indebtedness. None of the Partnership, the General Partner or GP LLC has, directly, or indirectly through any subsidiary, extended credit, arranged to extend credit or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of GP LLC, or to or for any family member or affiliate of any director or executive officer of GP LLC.
     (xx) Ratings. Except as otherwise disclosed in the Disclosure Package, no “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act as in effect July 20, 2010 (i) has imposed (or has informed the Issuers that it is considering imposing) any condition (financial or otherwise) on the Issuers’ retaining any rating assigned to the Issuers, any securities of the Issuers or (ii) has indicated to the Issuers that it is considering (a) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (b) any change in the outlook for any rating of the Issuers or any securities of the Issuers.
     (yy) Lending Relationship. Except as disclosed in the Disclosure Package and the Prospectus, the Issuers (i) do not have any material lending or other relationship with any bank or lending affiliate of any Underwriter and (ii) do not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.
     (zz) Statistical and Market Related Data. Any statistical and market-related data included or incorporated by reference in the Registration Statement, the Preliminary Prospectus, the Prospectus or the Permitted Free Writing Prospectuses, if any, are based on or derived from sources that the management of GP LLC believes to be reliable and accurate, and the Issuers have obtained the written consent to the use of such data from such sources to the extent required.

          In addition, any certificate signed by any officer of the Regency Parties and delivered to the Underwriters or counsel for the Underwriters pursuant to this Agreement shall be deemed to be a representation and warranty by the Regency Parties, as the case may be, as to matters covered thereby, to each Underwriter.
     2. Purchase and Sale. The Issuers agree to issue and sell to the several Underwriters the Notes upon the terms herein set forth and, on the basis of the representations, warranties and agreements and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Issuers the respective aggregate principal amount of Notes set forth opposite their names on Schedule A. The purchase price per Note to be paid by the several Underwriters to the Issuers shall be equal to 98.25% of the principal amount thereof.
     3. Delivery and Payment; Representations and Warranties and Covenants of the Underwriters.
          (a) Delivery of certificates for the Notes to be purchased by the Underwriters and payment therefor shall be made at the offices of Mayer Brown LLP, 700 Louisiana Street, Suite 3400, Houston, Texas 77002 (or such other place as may be agreed to by the Partnership and the Representative) at 9:00 a.m. New York time, on October 27, 2010, or such other time and date not later than 1:30 p.m. New York time, on November 1, 2010, as the Representative shall designate by notice to the Issuers (the time and date of such closing are called the “Closing Date”). Delivery of the Securities shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representative shall otherwise instruct.
          (b) Public Offering of the Notes. The Representative hereby advises the Issuers that the Underwriters intend to offer for sale to the public, as described in the Disclosure Package and the Prospectus, their respective portions of the Notes as soon after this Agreement has been executed by the Representative, which, in their sole judgment, they have determined is advisable and practicable.
          (c) Payment for the Notes. Payment for the Notes shall be made on the Closing Date by wire transfer of immediately available funds to the order of the Issuers.
          It is understood that the Representative has been authorized, for its own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Notes. BAS, individually and not as the Representative of the Underwriters, may (but shall not be obligated to) make payment for any Notes to be purchased by any Underwriter whose funds shall not have been received by the Representative by the Closing Date for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.
          (d) Delivery of the Notes. Delivery of the Notes shall be made through the facilities of DTC unless the Representative shall otherwise instruct. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

          (e) Delivery of Prospectus to the Underwriters. Not later than 10:00 a.m. on the second business day following the date the Notes are first released by the Underwriters for sale to the public, the Issuers shall deliver or cause to be delivered, copies of the Prospectus in such quantities and at such places as the Representative shall reasonably request.
     4. Covenants. The Issuers and the Guarantors, jointly and severally, covenant and agree with each of the Underwriters as follows:
     (a) Representative Review of Proposed Amendments and Supplements. During the period beginning at the Applicable Time and ending on the later of the Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, the Disclosure Package or the Prospectus, the Issuers shall furnish to the Representative for review a copy of each such proposed amendment or supplement, and the Issuers shall not file or use any such proposed amendment or supplement to which the Representative reasonably objects.
     (b) Securities Act Compliance. After the date of this Agreement and during the Prospectus Delivery Period, the Issuers shall promptly advise the Representative in writing (i) when the Registration Statement, if not effective at the Applicable Time, shall have become effective, (ii) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (iii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any Preliminary Prospectus or the Prospectus, (iv) of the time and date that any post-effective amendment to the Registration Statement becomes effective, and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order or notice preventing or suspending the use of the Registration Statement, any Preliminary Prospectus or the Prospectus, or of any receipt by the Issuers of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or of the threatening or initiation of any proceedings for any of such purposes (including any notice or order pursuant to Section 8A or Rule 401(g)(2) of the Securities Act). The Issuers shall use commercially reasonable efforts to prevent the issuance of any such stop order or notice of prevention or suspension of such use. If the Commission shall enter any such stop order or issue any such notice at any time, the Issuers will use commercially reasonable efforts to obtain the lifting or reversal of such order or notice at the earliest possible moment, or, subject to Section 4(a), will file an amendment to the Registration Statement or will file a new registration statement and use its best efforts to have such amendment or new registration statement declared effective as soon as practicable. Additionally, the Issuers agree that they shall comply with the provisions of Rules 424(b) and 430B, as applicable, under the Securities Act, including with respect to the timely filing of documents thereunder, and will use commercially reasonable efforts to confirm that any filings made by the Issuers under such Rule 424(b) were received in a timely manner by the Commission.

     (c) Exchange Act Compliance. During the Prospectus Delivery Period, the Issuers will file all documents required to be filed with the Commission and the Nasdaq Stock Market, Inc. pursuant to Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.
     (d) Final Term Sheet. The Issuers will prepare a final term sheet in a form approved by the Representative, and will file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such rule (such term sheet, the “Final Term Sheet”).
     (e) Permitted Free Writing Prospectuses. The Issuers represent that they have not made, and agree that, unless they obtain the prior written consent of the Representative, they will not make, any offer relating to the Notes that constitutes or would constitute an Issuer Free Writing Prospectus or that otherwise constitutes or would constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) or a portion thereof required to be filed by the Issuers with the Commission or retained by the Issuers under Rule 433 of the Securities Act; provided that the prior written consent of the Representative hereto shall be deemed to have been given in respect of the free writing prospectuses included in Schedule C hereto and any electronic road show. Any such free writing prospectus consented to by the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Issuers agree that they (i) have treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) have complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. The Issuers consent to the use by any Underwriter of a free writing prospectus that (a) is not an “issuer free writing prospectus” as defined in Rule 433, or (b) contains only (1) information describing the preliminary terms of the Securities or their offering, (2) information that describes the final terms of the Securities or their offering and that is included in the Final Term Sheet of the Partnership contemplated in Section 1(d) or (3) information permitted under Rule 134 under the Securities Act; provided that each Underwriter severally covenants with the Issuers not to take any action without the Issuers’ consent, which consent shall be confirmed in writing, that would result in the Issuers being required to file with the Commission under Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Issuers thereunder, but for the action of the Underwriter.
     (f) Amendments and Supplements to the Registration Statement, Disclosure Package and Prospectus and Other Securities Act Matters. If, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which the Disclosure Package or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if it shall be necessary to amend or supplement the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus, in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if in the opinion of the Representative it is otherwise necessary to amend or supplement the Registration Statement, the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus, or to file a new registration statement containing the Prospectus, in order to comply with law, including in connection with the delivery of the Prospectus, the Issuers agree to (i) notify the Representative of any such event or condition and (ii) promptly prepare (subject to Section 4(a) and 4(e) hereof), file with the Commission (and use their best efforts to have any amendment to the Registration Statement or any new registration statement to be declared effective) and furnish at their own expense to the Underwriters and to dealers, amendments or supplements to the Registration Statement, the Disclosure Package or the Prospectus, or any new registration statement, necessary in order to make the statements in the Disclosure Package or the Prospectus as so amended or supplemented, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading or so that the Registration Statement, the Disclosure Package or the Prospectus, as amended or supplemented, will comply with law.
     (g) Copies of Any Amendments and Supplements to the Prospectus. The Issuers agree to furnish to the Representative, without charge, during the Prospectus Delivery Period, as many copies of the Prospectus and any amendments and supplements thereto (including any documents incorporated or deemed incorporated by reference therein) and the Disclosure Package as the Representative may reasonably request.
     (h) Copies of the Registration Statements and the Prospectus. The Issuers will furnish to the Representative and counsel for the Underwriters signed copies of the Registration Statement and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and, during the Prospectus Delivery Period, as many copies of each Preliminary Prospectus, the Prospectus and any supplement thereto and the Disclosure Package as the Representative may reasonably request.
     (i) Blue Sky Compliance. The Issuers and the Guarantors shall cooperate with the Representative and counsel for the Underwriters to qualify or register the Securities for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial securities laws or other foreign laws of those jurisdictions designated by the Representative and consented to by the Issuers, and the Issuers and the Guarantors shall comply in all material respects with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities. Neither the Issuers nor any Guarantor shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject. The Issuers and the Guarantors will advise the Representative promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Issuers and the Guarantors shall use their best efforts to obtain the withdrawal thereof at the earliest possible moment.
     (j) Use of Proceeds. The Issuers shall apply the net proceeds from the sale of the Securities sold by it in the manner described under the caption “Use of Proceeds” in each of the Disclosure Package and the Prospectus.
     (k) Agreement Not to Offer to Sell Additional Securities. During the period of 30 days following the date of this Agreement, the Issuers will not, without the prior written consent of Banc of America Securities LLC (which consent may be withheld at the sole discretion of Banc of America Securities LLC), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1 under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of the Issuers or securities exchangeable for or convertible into debt securities of the Issuers (other than as contemplated by this Agreement).
     (l) DTC. The Issuers shall use commercially reasonable efforts to obtain the approval of DTC to permit the Notes to be eligible for “book-entry” transfer and settlement through the facilities of DTC, and agree to comply with all of their agreements set forth in the representation letters of the Issuers to DTC relating to the approval of the Notes by DTC for “book-entry” transfer.
     (m) Earnings Statement. As soon as practicable, the Issuers will make generally available to its security holders and to the Representative an earnings statement (which need not be audited) covering a period of at least twelve months beginning with the first fiscal quarter of the Partnership occurring after the “effective date” (as defined in Rule 158 under the Securities Act) of the Registration Statement.
     (n) Periodic Reporting Obligations. During the Prospectus Delivery Period the Partnership shall file, on a timely basis, with the Commission and the Nasdaq Stock Market, Inc. all reports and documents required to be filed under the Exchange Act.
     (o) Filing Fees. The Issuers agree to pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) of the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act.
     (p) Compliance with Sarbanes-Oxley Act. During the Prospectus Delivery Period, the Issuers will comply with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and use their best efforts to cause the Issuers’ directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.
     (q) Future Reports to the Representative. During the period of two years hereafter the Issuers will furnish to the Representative (i) to the extent not available on the Commission’s Next-Generation EDGAR filing system, as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Partnership containing the balance sheet of the Partnership as of the close of such fiscal year and statements of income, stockholders’ equity and cash flows for the year then ended and the opinion thereon of the Partnership’s independent public or certified public accountants; and (ii) to the extent not available on the Commission’s Next-Generation EDGAR filing system, as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Partnership with the Commission, FINRA or any securities exchange.
     (r) No Manipulation of Price. The Issuers will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any securities of the Partnership to facilitate the sale or resale of the Securities.
     (s) Investment Limitation. The Issuers shall not invest, or otherwise use the proceeds received by the Issuers from their sale of the Notes in such a manner as would require the Partnership or any of its subsidiaries to register as an investment company under the Investment Company Act.
     (t) Notice of Inability to Use Automatic Shelf Registration Statement Form. If at any time during the Prospectus Delivery Period, the Issuers receive from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Issuers will (i) promptly notify the Representative, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Notes, in a form satisfactory to the Representative, (iii) use their best efforts to cause such registration statement or post-effective amendment to be declared effective and (iv) promptly notify the Representative of such effectiveness. The Issuers will take all other action necessary or appropriate to permit the public offering and sale of the Notes to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Issuers have otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.
     5. Payment of Expenses. The Issuers and the Guarantors, jointly and severally, agree to pay all costs, fees and expenses incurred in connection with the performance of their obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Securities

(including all printing and engraving costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities to the Underwriters, (iii) all fees and expenses of the Issuers’ and the Guarantors’ counsel, independent public or certified public accountants and other advisors, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Issuer Free Writing Prospectus, each Preliminary Prospectus and the Prospectus, and all amendments and supplements thereto, and the mailing and delivering of copies thereof to the Underwriters and dealers, this Agreement, the Indenture, the DTC Agreement and the Securities, (v) all filing fees, attorneys’ fees and expenses incurred by the Issuers, the Guarantors or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the securities laws of the several states of the United States, the provinces of Canada or other jurisdictions designated by the Underwriters (including, without limitation, the cost of preparing, printing and mailing preliminary and final blue sky or legal investment memoranda, (vi) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (vii) any fees payable in connection with the rating of the Securities with the ratings agencies, (viii) the filing fees for FINRA’s review of the offering of the Securities, and the reasonable fees and disbursements of counsel to the Underwriters in connection with compliance with FINRA’s rules and regulations, if any, (ix) all fees and expenses (including reasonable fees and expenses of counsel) of the Issuers and the Guarantors in connection with approval of the Securities by DTC for “book-entry” transfer, (x) all expenses incident to the “road show” for the offering of the Securities, including the cost of any chartered airplane or other transportation, (xi) all other fees, costs and expenses referred to in Item 14 of Part II of the Registration Statement and (xii) all other costs and expenses incident to the performance of their obligations hereunder which are not otherwise specifically provided for in this Section 5. It is understood, however, that, except as provided in this Section 5, Section 7, Section 8 and Section 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees and expenses of their counsel.
     6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters hereunder shall be subject, in their discretion, to the condition that all representations and warranties of the Issuers and each Guarantor herein are true and correct at and as of the date hereof and the Closing Date, the condition that the Issuers and each Guarantor shall have performed all of their respective obligations hereunder theretofore to be performed, and the following additional conditions:
     (a) Accountants’ Comfort Letters. On the date hereof, the Underwriters shall have received from each of KPMG LLP and PricewaterhouseCoopers, independent public accountants, a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representative, covering certain financial information included in or incorporated by reference in the Disclosure Package and other customary information.

     (b) Compliance with Registration Requirements; No Stop Order; No Objection from FINRA. For the period from and after effectiveness of this Agreement and prior to the Closing Date and, with respect to the Securities:
     (i) the Issuers shall have filed the Prospectus with the Commission (including the information required by Rules 430A, 430B and 430C under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act;
     (ii) the Final Term Sheet, and any other material required to be filed by the Issuers pursuant to Rule 433(d) under the Securities Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings under such Rule 433;
     (iii) no stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose or pursuant to Section 8A of the Securities Act shall have been instituted or threatened by the Commission; and the Partnership shall not have received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form; and
     (iv) FINRA shall have advised the Representative in writing that it has no objection to the underwriting and other terms and arrangements related to the offering of the Securities, if applicable.
     (c) No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the Closing Date:
     (i) in the judgment of the Representative there shall not have occurred any Material Adverse Change;
     (ii) there shall not have been any change or decrease specified in the letter or letters referred to in paragraph (a) of this Section 6 which is, in the sole judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering, sale or delivery of the Securities as contemplated by this Agreement, the Disclosure Package and the Prospectus; and
     (iii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Partnership or any of its subsidiaries by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act as in effect July 20, 2010, and no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, any such rating.

     (d) Opinion of Counsel for the Partnership. On the Closing Date, the Underwriters shall have received the favorable opinion of Latham & Watkins LLP, counsel for the Issuers, dated as of such Closing Date, the form of which is attached as Exhibit A.
     (e) Opinion of Counsel for the Underwriters. On the Closing Date, the Underwriters shall have received the favorable opinion of Mayer Brown LLP, counsel for the Underwriters, dated as of such Closing Date, in form and substance satisfactory to, and addressed to, the Underwriters, with respect to the issuance and sale of the Notes, the Registration Statement, the Prospectus (together with any supplement thereto), the Disclosure Package and other related matters as the Representative may reasonably require, and the Issuers shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.
     (f) Officers’ Certificate. On the Closing Date, the Representative shall have received a written certificate executed by the Chief Executive Officer or President of each of the Issuers and the Chief Financial Officer or Chief Accounting Officer of each of the Issuers, dated as of the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Prospectus and any amendment or supplement thereto, any Issuer Free Writing Prospectus and any amendment or supplement thereto and this Agreement, to the effect set forth in subsections (b) and (c)(iii) of this Section 6, and further to the effect that:
     (i) for the period from and after the date of this Agreement and prior to the Closing Date, there has not occurred any Material Adverse Change;
     (ii) the representations and warranties of the Issuers set forth in this Agreement are true and correct on and as of the Closing Date with the same force and effect as though expressly made on and as of the Closing Date; and
     (iii) the Issuers have complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.
     (g) Bring-down Comfort Letters. On the Closing Date, the Underwriters shall have received from each of KPMG LLP and PricewaterhouseCoopers, independent public accountants, a letter dated such date, in form and substance satisfactory to the Representative, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 6, except that (i) it shall cover certain financial information included in or incorporated by reference to the Prospectus and any amendment or supplement thereto and (ii) the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date, as the case may be.
     (h) Form of Securities and Indenture. The Securities and the Indenture shall be executed by the Issuers, or the Guarantors, as the case may be, in form and substance reasonably satisfactory to the Representative and the Trustee.

     (i) Closing Documents. At the Closing Date, the Issuers and the Guarantors shall have furnished counsel for the Issuers, the Guarantors or the Underwriters, as the case may be, such documents as they reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties or fulfillment of any of the conditions herein contained.
          If any condition specified in this Section 6 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representative by notice to the Issuers at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 5, Section 7, Section 8, Section 9, Section 13 and Section 17 shall at all times be effective and shall survive such termination.
     7. Reimbursement of Underwriters’ Expenses.
          (a) Other than for those reasons set forth in Section 11(a)(ii), (iii) or (v), if this Agreement shall be terminated by the Representative pursuant to Section 6, Section 10 or Section 11, or if the sale to the Underwriters of the Notes on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Issuers or any Guarantor to perform any agreement herein or to comply with any provision hereof, the Issuers and the Guarantors, jointly and severally, agree to reimburse the Representative and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representative and the Underwriters in connection with the proposed purchase and the offering and sale of the Securities, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.
     8. Indemnification.
          (a) Indemnification of the Underwriters. The Issuers and the Guarantors agree, jointly and severally, to indemnify and hold harmless each Underwriter, its directors, officers, employees, agents and affiliates, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430B or 430C under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and to reimburse each Underwriter, its officers, directors, employees, agents and each such controlling person for any and all expenses (including, subject to Section 8(c), the fees and disbursements of counsel chosen by Banc of America Securities LLC) as such expenses are reasonably incurred by such Underwriter, or its officers, directors, employees and agents or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Partnership by the Representative expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Issuers may otherwise have.
          (b) Indemnification of the Issuers and the Guarantors, Directors and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Issuers and the Guarantors, each of their respective directors and officers and each person, if any, who controls the Issuers or any of the Guarantors within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Issuers, or any such director, officer or controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Issuer Free Writing Prospectus, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein (in the case of the Registration Statement) or necessary to make the statements therein not misleading, in each case to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Issuer Free Writing Prospectus, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Issuers by any Underwriter through the Representative expressly for use therein; and to reimburse the Issuers and the Guarantors, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Issuers and the Guarantors, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Issuers and the Guarantors hereby acknowledge that the only information that the Underwriters have furnished to the Issuers through the Representative expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) are (i) the statements regarding the concession and reallowance figures appearing in the third paragraph under the caption “Underwriting” in the Prospectus and (ii) the information relating to stabilization appearing in the fifth paragraph under the caption “Underwriting” in the Prospectus. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each underwriter may otherwise have.
          (c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action,

such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or the other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (other than local counsel), reasonably approved by the indemnifying party (or by Banc of America Securities LLC in the case of Section 8(b)), representing all indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.
          (d) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, which shall not be withheld unreasonably, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 7(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.
     9. Contribution.
          (a) If the indemnification provided for in Section 8 is for any reason unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers and the Guarantors, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuers and the Guarantors, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Issuers and the Guarantors, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Issuers and the Guarantors, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus bear to the aggregate initial public offering price of the Securities as set forth on such cover. The relative fault of the Issuers and the Guarantors, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Issuers and the Guarantors, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
          The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any legal or other fees or disbursements reasonably incurred by such party in connection with investigating or defending any action or claim.
          The Issuers and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Un-

derwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.
          Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Securities underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A. For purposes of this Section 9, each director, officer, employee and agent of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director or officer of the Issuers or a Guarantor and each person, if any, who controls the Issuers or a Guarantor within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Issuers and the Guarantors.
     10. Default of One or More of the Several Underwriters.
          (a) If, on the Closing Date, any one or more of the several Underwriters shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate principal amount of the Securities to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the principal amount of Securities to be purchased set forth opposite their respective names on Schedule A bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representative with the consent of the non-defaulting Underwriters, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Securities and the principal amount of Securities with respect to which such default occurs exceeds 10% of the principal amount of Securities to be purchased on such date, and arrangements satisfactory to the Representative and the Issuers for the purchase of such Securities are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 5, Section 7, Section 8, Section 9, Section 13 and Section 17 shall at all times be effective and shall survive such termination. In any such case either the Representative or the Issuers shall have the right to postpone the Closing Date, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus or any other documents or arrangements may be effected. As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 10. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     11. Termination of this Agreement.
          (a) Prior to the Closing Date this Agreement may be terminated by the Representative by notice given to the Issuers if at any time (i) trading or quotation in any of the Partnership’s securities shall have been suspended or limited by the Commission or by the Nasdaq Stock Market, Inc., (ii) trading in securities generally on the New York Stock Exchange or the Nasdaq Stock Market, Inc. shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD; (iii) a general banking moratorium shall have been declared by federal or New York authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States has occurred; (iv) in the judgment of the Representative there shall have occurred any Material Adverse Change; or (v) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representative is material and adverse and makes it impracticable or inadvisable to market the Securities in the manner and on the terms described in the Disclosure Package or the Prospectus or to enforce contracts for the sale of securities. Any termination pursuant to this Section 11 shall be without liability on the part of (a) the Issuers or any Guarantor to any Underwriter, except that the Issuers shall be obligated to reimburse the expenses of the Representative and the Underwriters pursuant to Sections 5, 7, 8 and 9 hereof or (b) any Underwriter to the Issuers.
     12. No Advisory or Fiduciary Responsibility.
          (a) The Issuers and each Guarantor acknowledge and agree that: (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Issuers and such Guarantor, on the one hand, and the several Underwriters, on the other hand, and the Issuers and such Guarantor are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Issuers, the Guarantors or any of their respective affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Issuers or such Guarantor with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Issuers or such Guarantor on other matters) and no Underwriter has any obligation to the Issuers or such Guarantor with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Issuers and the Guarantors and that the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Issuers and the Guarantors have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.
          This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Issuers, the Guarantors and the several Underwriters, or any of them, with respect to the subject matter hereof. The Issuers and each Guarantor hereby waive and release, to the fullest extent permitted by law, any claims that the Issuers or such Guarantor may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.
     13. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of each Issuer, of its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain operative and in full force and effect, regardless of any (A) investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the officers or employees of any Underwriter, or any person controlling the Underwriter or (B) acceptance of the Securities and payment for them hereunder. The provisions of Section 5, Section 7, Section 8, Section 9, this Section 13 and Section 17 hereof shall survive the termination or cancellation of this Agreement.
     14. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:
If to the Representative:
Banc of America Securities LLC
One Bryant Park
New York, NY 10036
Facsimile: (212) 901-7897
Attention: Legal Department
And (which shall not constitute notice):
Mayer Brown LLP
700 Louisiana Street, Suite 3700
Houston, TX 77002
Facsimile: (713) 238-4718
Attention: Dan A. Fleckman
If to the Issuers:
Regency Energy Partners LP
2001 Bryan Street, Suite 3700
Dallas, TX 75201
Facsimile: 214-750-1749
Attention: Chief Legal Officer

          Any party hereto may change the address for receipt of communications by giving written notice to the others.
     15. Successors and Assigns. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 10 hereof, and to the benefit of (i) the Issuers and the Guarantors, their respective directors and officers and any person who controls the Issuers or any of the Guarantors within the meaning of the Securities Act and the Exchange Act, (ii) the Underwriters, the officers, directors, employees and agents of the Underwriters, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act, and (iii) the respective successors and assigns of any of the above, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include a purchaser of any of the Securities from any of the several Underwriters merely because of such purchase.
     16. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.
     17. Governing Law Provisions. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
     18. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile, email or other electronic transmission (i.e., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.
          Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 and the contribution provisions of Section 9, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 8 and 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Issuers, their affairs and their businesses in order to assure that adequate disclosure has been made in the Registration Statement, the

Disclosure Package and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

          If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Issuers and the Guarantors the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours, REGENCY ENERGY PARTNERS LP
By:	Regency GP LP, its general partner

By:	Regency GP LLC, its general partner

By:	/s/ Byron R. Kelley
	Name:	Byron R. Kelley
	Title:	President and Chief Executive Officer

REGENCY ENERGY FINANCE CORP.
By:	/s/ Byron R. Kelley
	Name:	Byron R. Kelley
	Title:	President

Guarantors REGENCY GAS SERVICES LP
By:	Regency OLP GP LLC, its general partner

By:	/s/ Byron R. Kelley
Byron R. Kelley
President

GULF STATES TRANSMISSION CORPORATION PUEBLO HOLDINGS, INC. PUEBLO MIDSTREAM GAS CORPORATION

Signature Page to Underwriting Agreement

By:	/s/ Byron R. Kelley Byron R. Kelley
President

CDM RESOURCE MANAGEMENT LLC FRONTSTREET HUGOTON LLC PALAFOX JOINT VENTURE
By: Regency Field Services LLC and Regency Gas Services LP, its venturers
REGENCY FIELD SERVICES LLC REGENCY GAS MARKETING LLC REGENCY GAS UTILITY LLC REGENCY HAYNESVILLE INTRASTATE GAS LLC REGENCY LIQUIDS PIPELINE LLC REGENCY MIDCONTINENT EXPRESS PIPELINE I LLC
By: Regency Midcontinent Express LLC, its sole member
REGENCY MIDCONTINENT EXPRESS LLC REGENCY ZEPHYR LLC WGP-KHC, LLC
By: Frontstreet Hugoton LLC, its sole member

By:	Regency Gas Services LP, its sole member
By:	Regency OLP GP LLC, its general partner

By:	/s/ Byron R. Kelley Byron R. Kelley
President

REGENCY OLP GP LLC

By:	/s/ Byron R. Kelley Byron R. Kelley
President
Signature Page to Underwriting Agreement

          The foregoing Agreement is hereby confirmed and accepted by the Representative as of the date first above written.

BANC OF AMERICA SECURITIES LLC

Acting as Representative of the several Underwriters named in the attached Schedule A.

By:	Banc of America Securities LLC

By:	/s/ Lex Maultsby Lex Maultsby
Managing Director
Signature Page to Underwriting Agreement

SCHEDULE A

Principal
Amount of
Securities
To Be
Underwriters	Purchased
Banc of America Securities LLC	$150,000,000
RBS Securities Inc.	$102,000,000
Citigroup Global Markets Inc.	$72,000,000
Credit Suisse Securities (USA) LLC.	$72,000,000
Morgan Stanley & Co. Incorporated	$72,000,000
Wells Fargo Securities, LLC	$72,000,000
Deutsche Bank Securities Inc.	$30,000,000
SunTrust Robinson Humphrey, Inc.	$30,000,000

Total	$600,000,000

SCHEDULE B
Guarantors

I.R.S. Employer
	State or Other Jurisdiction of	Identification
Exact Name of Registrant Guarantor(1)	Incorporation or Formation	Number
CDM Resource Management LLC	Delaware	26-1716854
FrontStreet Hugoton LLC	Delaware	68-0512892
Gulf States Transmission Corporation	Louisiana	72-1146059
Palafox Joint Venture	Texas	74-3017118
Pueblo Holdings, Inc.	Delaware	83-0477804
Pueblo Midstream Gas Corporation	Texas	76-0645929
Regency Field Services LLC	Delaware	35-2270502
Regency Gas Marketing LLC	Delaware	20-1005447
Regency Gas Services LP	Delaware	03-0516215
Regency Gas Utility LLC	Delaware	26-0103022
Regency Haynesville Intrastate Gas LLC	Delaware	90-0446410
Regency Liquids Pipeline LLC	Delaware	32-0077619
Regency Midcontinent Express LLC	Delaware	27-2711062
Regency Midcontinent Express Pipeline I LLC	Delaware	27-2593468
Regency OLP GP LLC	Delaware	20-4188520
Regency Zephyr LLC	Delaware	27-3234760
WGP-KHC LLC	Delaware	48-1267995

SCHEDULE C
Issuer Free Writing Prospectuses
1.	Free Writing Prospectus dated October 13, 2010 and filed with the Securities and Exchange Commission on October 13, 2010.

Exhibit A
Form of Opinion of Counsel for the Partnership and the Guarantors
     Opinion of counsel for the Issuers and the Guarantors to be delivered pursuant to Section 5(d) of the Underwriting Agreement.
     1. Each of the Issuers and the Delaware Guarantors is a corporation, limited liability company or limited partnership, as applicable, under the laws of the State of Delaware with corporate, limited liability company or limited partnership power and authority, as applicable, to own its properties and to conduct its business as described in the Registration Statement, the Preliminary Prospectus and the Prospectus. With your consent, based solely on certificates from public officials, we confirm that the each of the Issuers and the Delaware Guarantors is validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in the States set forth opposite their respective names on Annex B.
     2. The Texas Guarantor is a corporation under the laws of the State of Texas with corporate power and authority to own its properties and to conduct its business as described in the Registration Statement, the Preliminary Prospectus and the Prospectus. With your consent, based solely on certificates from public officials, we confirm that the Texas Guarantor is validly existing and in good standing under the laws of the State of Texas and is qualified to do business in the States set forth opposite its names on Annex B.
     3. The execution, delivery and performance of the Underwriting Agreement have been duly authorized by all necessary corporate and limited partnership action, as applicable, of each Issuer, and the Underwriting Agreement has been duly executed and delivered by the Issuers.
     4. The Indenture has been duly authorized by all necessary corporate, limited liability company and limited partnership action, as applicable, of each Issuer and Specified Guarantor, has been duly executed and delivered by each Issuer and Specified Guarantor, and is the legally valid and binding agreement of each Issuer and Specified Guarantor, enforceable against each Issuer and Guarantor in accordance with its terms.
     5. The Notes have been duly authorized by all necessary corporate and limited partnership action, as applicable, of the Issuers and, when executed, issued and authenticated in accordance with the terms of the Indenture and delivered and paid for in accordance with the terms of the Underwriting Agreement, will be legally valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms.
     6. The Guarantees have been duly authorized by all necessary corporate, limited liability company and limited partnership action, as applicable, of each Specified Guarantor, and, when executed and issued in accordance with the terms of the Indenture and delivered and paid for in accordance with the terms of the Underwriting Agreement, will be legally valid and

Exhibit A-1

binding obligations of each Guarantor, enforceable against each Guarantor in accordance with their terms.
     7. The Indenture has been qualified under the Trust Indenture Act of 1939, as amended.
     8. The execution and delivery of the Underwriting Agreement, the issuance and sale of the Notes by the Issuers to you and the other Underwriters pursuant to the Underwriting Agreement do not on the date hereof:
i.	violate the Governing Documents; or

ii.	result in the breach of or a default under any of the Specified Agreements; or

iii.	violate any federal or New York or Texas statute, rule or regulation applicable to the Issuers and the Specified Guarantors or the DGCL, DLLCA or the DRULPA; or

iv.	require any consents, approvals, or authorizations to be obtained by the Issuers from, or any registrations, declarations or filings to be made by the Issuers with, any governmental authority under any federal, New York or Texas statute, rule or regulation applicable to the Issuers and the Specified Guarantors or the DGCL, DLLCA or DRULPA on or prior to the date hereof that have not been obtained or made.
     9. The Registration Statement has become effective under the Act. With your consent, based solely on a telephonic confirmation by a member of the Staff of the Commission on October 27, 2010, we confirm that no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings therefor have been initiated by the Commission. The Preliminary Prospectus has been filed in accordance with Rule 424(b) under the Act, the Prospectus has been filed in accordance with Rule 424(b) and 430B under the Act, and each Specified IFWP has been filed in accordance with Rule 433(d) under the Act.
     10. The Registration Statement at October 13, 2010, including the information deemed to be a part thereof pursuant to Rule 430B under the Act, and the Prospectus, as of its date, each appeared on their face to be appropriately responsive in all material respects to the applicable form requirements for registration statements on Form S-3 under the Act and the rules and regulations of the Commission thereunder; it being understood, however, that we express no view with respect to the Trustee’s Form T-1 under the Trust Indenture Act, Regulation S T or the financial statements, schedules, or other financial data, included in, incorporated by reference in, or omitted from, the Registration Statement or the Prospectus. For purposes of this paragraph, we have assumed that the statements made in the Registration Statement and the Prospectus are correct and complete.
     11. The statements in the Preliminary Prospectus and the Prospectus under the captions “Description of the Notes,” insofar as they purport to constitute a summary of the terms of

Exhibit A-2

the Notes, the Guarantees or the Indenture, and under the caption “Description of Other Indebtedness,” insofar as they purport to describe or summarize certain provisions of the documents referred to therein, are accurate descriptions or summaries in all material respects.
     12. Each Issuer is not, and immediately after giving effect to the sale of the Notes in accordance with the Underwriting Agreement and the application of the proceeds as described in the Prospectus under the caption “Use of Proceeds,” will not be required to be, registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Exhibit A-3